EXHIBIT 21
List of worldwide subsidiaries of Boston Scientific as of February 9, 2018
Structure of ownership and control:
Boston Scientific wholly owns or has a majority interest in all of the below mentioned entities.

Acurate Industria e Comercio Ltda. (Brazil)
American Medical Systems Europe B.V.     (The Netherlands)
American Medical Systems, LLC (Delaware)
Apama Medical, Inc. (Delaware)
Arter Re Insurance Company, Ltd. (Bermuda)
Boston Scientific (Malaysia) Sdn. Bhd. (Malaysia)
Boston Scientific (South Africa) Proprietary Limited (South Africa)
Boston Scientific (Thailand) Ltd. (Thailand)
Boston Scientific (UK) Limited (England)
Boston Scientific AG (Switzerland)
Boston Scientific Argentina S.A. (Argentina)
Boston Scientific Asia Pacific Pte. Ltd. (Singapore)
Boston Scientific B.V. (The Netherlands)
Boston Scientific Benelux NV (Belgium)
Boston Scientific Canada Limited (Canada)
Boston Scientific Ceska republika s.r.o. (Czech Republic)
Boston Scientific Clonmel Limited, in liquidation (Ireland)
Boston Scientific Colombia Limitada (Colombia)
Boston Scientific Cork Limited, in liquidation (Ireland)
Boston Scientific de Costa Rica S.R.L. (Costa Rica)
Boston Scientific de Mexico, S.A. de C.V. (Mexico)
Boston Scientific del Caribe, Inc. (Puerto Rico)
Boston Scientific do Brasil Ltda. (Brazil)
Boston Scientific Far East B.V. (The Netherlands)

Boston Scientific Funding LLC (Delaware)
Boston Scientific Gesellschaft m.b.H. (Austria)
Boston Scientific Group plc (Ireland)
Boston Scientific Hellas S.A. (Greece)
Boston Scientific Hong Kong Limited (Hong Kong)
Boston Scientific Iberica, S.A. (Spain)
Boston Scientific India Private Limited (India)
Boston Scientific International B.V. (The Netherlands)
Boston Scientific International Finance Limited (Ireland)
Boston Scientific International S.A. (France)
Boston Scientific Ireland Limited, in liquidation (Ireland)
Boston Scientific Israel Limited (Israel)
Boston Scientific Japan K.K. (Japan)
Boston Scientific Korea Co., Ltd. (Korea)
Boston Scientific Latin America B.V. (The Netherlands)
Boston Scientific Lebanon SAL (Lebanon)
Boston Scientific Limited (England)
Boston Scientific Limited (Ireland)
Boston Scientific Ltd./Boston Scientifique Ltee. (Canada)
Boston Scientific Medical Device (Malaysia) Sdn. Bhd. (Malaysia)
Boston Scientific Medical Device Limited (Ireland)
Boston Scientific Medizintechnik GmbH (Germany)
Boston Scientific Middle East FZ-LLC (UAE)
Boston Scientific Middle East SAL (Offshore) (Lebanon)
Boston Scientific Nederland B.V. (The Netherlands)
Boston Scientific Neuromodulation Corporation (Delaware)
Boston Scientific New Zealand Limited (New Zealand)
Boston Scientific Nordic AB (Sweden)

Boston Scientific Philippines, Inc. (Philippines)
Boston Scientific Polska Sp. z o.o. (Poland)
Boston Scientific Portugal - Dispositivos Medicos, Lda (Portugal)
Boston Scientific Pty. Ltd. (Australia)
Boston Scientific S.A.S. (France)
Boston Scientific S.p.A. (Italy)
Boston Scientific Scimed, Inc. (Minnesota)
Boston Scientific Services Private Limited (India)
Boston Scientific Technology & Engineering Services Private Limited (India)
Boston Scientific TIP Gerecleri Limited Sirketi (Turkey)
Boston Scientific Uruguay S.A. (Uruguay)
Boston Scientific Wayne Corporation (New Jersey)
BSC International Medical Trading (Shanghai) Co., Ltd. (China)
BSC Medical Device Technology (Shanghai) Co., Ltd. (China)
Cardiac Pacemakers, Inc. (Minnesota)
CeloNova BioSciences Germany GmbH, in liquidation (Germany)
Cosman Medical, LLC (Delaware)
Crown Merger Corp. (Delaware)
Electron Acquisition Corporation (Delaware)
EndoChoice GmbH, in liquidation (Germany)
EndoChoice Holdings, Inc. (Delaware)
EndoChoice, Inc. (Delaware)
EndoChoice Innovation Center Ltd. (Israel)
EndoChoice Israel Ltd. (Israel)
EP Technologies, Inc. (Delaware)
GCI Acquisition Corp. (Delaware)
Guidant Delaware Holding Corporation (Delaware)
Guidant do Brasil Ltda. (Brazil)

Guidant Europe NV (Belgium)
Guidant Intercontinental Corporation (Indiana)
Guidant LLC (Indiana)
Guidant Puerto Rico B.V. (The Netherlands)
Guidant Sales LLC (Indiana)
Kelvin Acquisition Corporation (Delaware)
NXT Merger Corp. (Delaware)
PT Boston Scientific Indonesia (Indonesia)
Remon Medical Technologies, Inc. (Delaware)
Remon Medical Technologies Ltd., in liquidation (Israel)
Robert S. Smith, M.D., Inc. (Georgia)
RMI Acquisition Corp. (California)
Sadra Medical, Inc. (Delaware)
Schneider (Europe) GmbH, in liquidation (Switzerland)
StarMedTec GmbH, in liquidation (Germany)
Stream Enterprises LLC (Delaware)
Symetis GmbH (Germany)
Symetis SA (Switzerland)
Symetis S.r.l. (Italy)
Target Therapeutics, Inc. (Delaware)
Venice Acquisition Corporation (Delaware)